                                                  Registration No. 333-
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                         ----------------------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                         ----------------------------------


                                ABBOTT LABORATORIES
               (Exact name of registrant as specified in its charter)

         Illinois                                          36-0698440
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

         Abbott Laboratories                             60064-3500
         100 Abbott Park Road                            (Zip Code)
         Abbott Park, Illinois
(Address of Principal Executive Offices)

                    ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

                              (Full Title of the Plan)
                              ------------------------


                                  Jose M. de Lasa
                                Abbott Laboratories
                                100 Abbott Park Road
                         Abbott Park, Illinois  60064-3500
                      (Name and address of agent for service)
    Telephone number, including area code, of agent for service:  (847) 937-5200

                               ------------------------

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                                 Proposed
                                            Proposed             Maximum
                                            Maximum              Aggregate          Amount of
Title of Securities      Amount to be       Offering Price       Offering           Registration
to be Registered         Registered         Per Unit (a)         Price (a)          Fee (a)

-------------------------------------------------------------------------------------------------
Common shares            9,250,000          $47.35               $437,987,500       $121,761
(without par value)
-------------------------------------------------------------------------------------------------

(a) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan named herein. The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of registrant's Common Shares reported in the consolidated reporting system on December 18, 1998.

The contents of Abbott Laboratories Stock Retirement Plan Registration Statement on Form S-8 (File no. 333-43383) are incorporated herein by reference.












Exhibit Index
Located at Page 7

                                     SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on December 23, 1998.

                                   ABBOTT LABORATORIES


                                   By: /s/ Duane L. Burnham
                                       ---------------------------------
                                        Duane L. Burnham,
                                        Chairman of the Board and
                                        Chief Executive Officer









Exhibit Index
Located at Page 7

     Each person whose signature appears below constitutes and appoints Duane L. Burnham and Jose M. de Lasa, Esq., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                                                Date
----------                    -----                                       -------------------
/s/ Duane L. Burnham          Chairman of the Board,                      December 23, 1998
-----------------------       Chief Executive Officer,
Duane L. Burnham              and Director of
                              Abbott Laboratories

/s/ K. Frank Austen           Director of Abbott                          December 23, 1998
-----------------------       Laboratories
K. Frank Austen, M.D.

/s/ H. Laurance Fuller        Director of Abbott                          December 23, 1998
-----------------------       Laboratories
H. Laurance Fuller

/s/ Thomas R. Hodgson         President, Chief Operating Officer,         December 23, 1998
-----------------------       and Director of Abbott Laboratories
Thomas R. Hodgson

/s/ David A. Jones            Director of Abbott                          December 23, 1998
-----------------------       Laboratories
David A. Jones

/s/ David A. L. Owen          Director of Abbott                          December 23, 1998
-----------------------       Laboratories
David A. L. Owen

/s/ Robert L. Parkinson       Executive Vice President and                December 23, 1998
-----------------------       Director of Abbott Laboratories
Robert L. Parkinson, Jr.

/s/ Boone Powell              Director of Abbott                          December 23, 1998
-----------------------       Laboratories
Boone Powell, Jr.

/s/ A. Barry Rand             Director of Abbott                          December 23, 1998
-----------------------       Laboratories
A. Barry Rand

/s/ W. Ann Reynolds           Director of Abbott                          December 23, 1998
-----------------------       Laboratories
W. Ann Reynolds



Exhibit Index
Located at Page 7



/s/ Roy S. Roberts            Director of Abbott                          December 23, 1998
-----------------------       Laboratories
Roy S. Roberts

/s/ William D. Smithburg      Director of Abbott                          December 23, 1998
-----------------------       Laboratories
William D. Smithburg

/s/ John R. Walter            Director of Abbott                          December 23, 1998
-----------------------       Laboratories
John R. Walter


/s/ William L. Weiss          Director of Abbott                          December 23, 1998
-----------------------       Laboratories
William L. Weiss

/s/ Miles D. White            Executive Vice President and                December 23, 1998
-----------------------       Director of Abbott Laboratories
Miles D. White

/s/ Gary P. Coughlan          Senior Vice President, Finance and          December 23, 1998
-----------------------       Chief Financial Officer (Principal
Gary P. Coughlan              Financial Officer) of Abbott
                              Laboratories

/s/ Theodore A. Olson         Vice President and                          December 23, 1998
-----------------------       Controller (Principal
Theodore A. Olson             Accounting Officer)
                              of Abbott Laboratories


Exhibit Index
Located at Page 7

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Abbott Laboratories Stock Retirement Program has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on the 23rd day of December, 1998.


                                        ABBOTT LABORATORIES STOCK
                                        RETIREMENT PROGRAM


                                   By   /s/ Ellen M. Walvoord
                                        -------------------------------------
                                        Ellen M. Walvoord, Plan Administrator


Exhibit Index
Located at Page 7

                                   EXHIBIT INDEX

     Exhibit No.         Description
     -----------         -----------

          4         Abbott Laboratories Stock Retirement Program.

          5         Opinion of Jose M. de Lasa, as to the
                    legality of the securities being issued
                    and the compliance of the Program
                    with the requirements of ERISA.

          23.1      Consent of counsel, Jose M. de
                    Lasa, is included in his opinion.

          23.2      Consent of Arthur Andersen LLP
                    as to the use of their report and
                    references to their firm.

          24        Power of Attorney is included on the signature page.